UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2015

Aware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

(781) 276-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Aware, Inc. (“Aware”) approved the following grants of unrestricted stock to the executive officers and directors of Aware under Aware’s 2001 Nonqualified Stock Plan in recognition of their ongoing contributions to Aware:

Name	# of Shares

Richard P. Moberg	35,000

Kevin T. Russell	35,000

John S. Stafford, Jr.	10,000

John S. Stafford, III	10,000

Adrian F. Kruse	10,000

Brian D. Connolly	10,000

Brent P. Johnstone	10,000

The unrestricted shares will be issued to each executive and director in two (2) equal installments on June 30, 2015 and December 31, 2015 provided each executive officer and director is serving as a director, officer or employee of the Company or any subsidiary of the Company on such date.

On March 26, 2015, Aware and each of its executive officers, Richard P. Moberg and Kevin T. Russell, entered into a Change in Control Retention Agreement (the “Change in Control Agreement”).  Pursuant to the Change in Control Agreement, if the  executive’s employment is terminated during the eighteen (18) month period following a “Change of Control” (a) by Aware without “Cause” or (b) by the executive upon the occurrence of an “Event of Constructive Termination” (as those terms are defined in the Change in Control Agreement), the executive will receive from Aware:  (i) a lump-sum amount equal to eighteen (18) months’ of the executive’s base annual salary at the highest rate in effect at any time during the twelve (12) months immediately preceding the termination of the executive’s employment with Aware and (ii) for up to eighteen (18) months following the executive’s termination of employment, payment of the difference between the cost of COBRA continuation coverage for the executive and any dependent who received health insurance coverage prior to such termination, and any premium contribution amount applicable to the executive as of such termination.  Aware’s obligation to provide the foregoing benefits is subject to the executive entering into a new noncompetition agreement with Aware and the effectiveness of a release of claims executed by the executive in favor of Aware.

A copy of the form of Change in Control Agreement is attached as Exhibit 10.1 to this Report.  The foregoing summary of the Change in Control Agreement is qualified in its entirety by reference to the Change in Control Agreement.

Item 9.01.    Financial Statements and Exhibits.

No financial statements are required to be filed as part of this Report.  The following exhibits are filed as part of this Report:

10.1  Form of Change in Control Retention Agreement between Aware, Inc. and each of Richard P. Moberg and Kevin T. Russell

 Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Date: March 30, 2015	By:	/s/ Kevin T. Russell
Kevin T. Russell
Co-President & co-Chief Executive Officer, General Counsel

 Exhibit Index

Number	Description

10.1	Form of Change in Control Retention Agreement between Aware, Inc. and each of Richard P. Moberg and Kevin T. Russell

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